Exhibit 4.16.14



                                     CONSENT
                   UNDER DEBTOR-IN-POSSESSION CREDIT AGREEMENT


     CONSENT UNDER DEBTOR-IN-POSSESSION CREDIT AGREEMENT ("this Consent"), dated as of June 19, 2006, among FOAMEX L.P., as a debtor and debtor-in-possession under Chapter 11 of the Bankruptcy Code (the "Borrower"), the affiliates of the Borrower party hereto, the lenders party hereto and SILVER POINT FINANCE, LLC, as Administrative Agent (the "Administrative Agent").

     WHEREAS, the Borrower, certain of its affiliates as guarantors, each as a debtor and debtor-in-possession under Chapter 11 of the Bankruptcy Code, Foamex Canada Inc. as a debtor company and applicant under the Companies' Creditors Arrangement Act (Canada) as a guarantor, the lenders party thereto and the Administrative Agent, are parties to a certain Debtor-in-Possession Credit Agreement, dated as of September 22, 2005, as amended (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement");

     WHEREAS, the Borrower desires to amend the Working Capital Agreement to reduce the interest rate payable on the loans made thereunder, add a leverage ratio financial covenant and modify certain test amounts in the minimum EBITDA financial covenant, and, in connection with such amendment to pay certain fees to the Working Capital Agent for the benefit of the Working Capital Agent and the Working Capital Lenders;

     NOW,  THEREFORE,  subject to the condition precedent set forth in Section 3
hereof,   the  Borrower,   the   Guarantors,   the  Majority   Lenders  and  the
Administrative Agent hereby agree as follows:

     SECTION 1. CAPITALIZED TERMS. Capitalized terms used but not defined herein shall have the respective meanings set forth in the Credit Agreement.

     SECTION 2. CONSENT. The Majority Lenders and the Administrative Agent hereby consent to the amendment to the Working Capital Agreement in the form attached hereto as Exhibit A.

     SECTION 3. EFFECTIVENESS. This Consent shall become effective on such date as counterparts of this Consent executed by the Borrower, the Guarantors, the Majority Lenders and the Administrative Agent shall have been delivered to the Administrative Agent.

     SECTION 4. COUNTERPARTS. This Consent may be executed in counterparts, each of which shall be an original, and all of which, taken together, shall constitute a single instrument. This Consent shall be governed by, and construed in accordance with, the internal laws of the State of New York.

     SECTION 5. REFERENCES TO CREDIT AGREEMENT. From and after the effectiveness of this Consent, all references in the Credit Agreement to "this Agreement", "hereof", "herein", and similar terms shall mean and refer to the Credit Agreement, as modified by this Consent, and all references in other documents to the Credit Agreement shall mean such agreement as modified by this Consent.

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     SECTION 6.  RATIFICATION AND  CONFIRMATION.  The Credit Agreement is hereby ratified and confirmed and, except as herein agreed, remains in full force and effect. Each of the Borrower and the Guarantors represents and warrants that (i) all representations and warranties contained in the Loan Documents are correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date hereof (except to the extent that such representations or warranties expressly related to a specified prior date, in which case such representations and warranties shall be correct in all material respects as of such specified prior date) and (ii) there exists no Default or Event of Default. Each of the Guarantors hereby ratifies its Guarantee of the Obligations and its grant of a security interest in the Collateral in which it has an interest to secure the payment of the Obligations.

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                                       2
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     IN WITNESS WHEREOF,  the parties hereto have caused this Consent to be duly executed by their respective authorized officers as of the day and year first above written.

                          "BORROWER"


                          FOAMEX L.P., a Debtor and Debtor-in-Possession

                          By: FMXI, Inc., its Managing General Partner, a Debtor and Debtor-in-Possession


                                   By:      /s/ George L. Karpinski
                                            --------------------------
                                   Title:   Vice President
                                            --------------------------


                          "GUARANTORS"


                          FOAMEX L.P., a Debtor and Debtor-in-Possession

                          By: FMXI, Inc., its Managing General Partner, a Debtor and Debtor-in-Possession


                                   By:      /s/ George L. Karpinski
                                            --------------------------
                                   Title:   Vice President
                                            --------------------------


                          FMXI, INC., a Debtor and Debtor-in-Possession


                          By:      /s/ George L. Karpinski
                                   -----------------------------------
                          Title:   Vice President
                                   -----------------------------------


                          FOAMEX INTERNATIONAL INC., a Debtor and
                          Debtor-in-Possession


                          By:      /s/ George L. Karpinski
                                   -----------------------------------
                          Title:   Senior Vice President
                                   -----------------------------------

                          FOAMEX CANADA INC., a Debtor Company and
                          Applicant


                          By:      /s/ George L. Karpinski
                                   -----------------------------------
                          Title:   Treasurer
                                   -----------------------------------


                          FOAMEX CAPITAL CORPORATION, a Debtor
                          and Debtor-in-Possession


                          By:      /s/ George L. Karpinski
                                   -----------------------------------
                          Title:   Vice President
                                   -----------------------------------



                          FOAMEX LATIN AMERICA, INC., a Debtor and
                          Debtor-in-Possession


                          By:      /s/ George L. Karpinski
                                   -----------------------------------
                          Title:   Vice President
                                   -----------------------------------


                          FOAMEX MEXICO, INC., a Debtor and Debtor-in-Possession


                          By:      /s/ George L. Karpinski
                                   -----------------------------------
                          Title:   Vice President
                                   -----------------------------------


                          FOAMEX MEXICO II, INC., a Debtor and Debtor-in Possession


                          By:      /s/ George L. Karpinski
                                   -----------------------------------
                          Title:   Vice President
                                   -----------------------------------

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                          FOAMEX ASIA, INC., a Debtor and Debtor-in-
                          Possession


                          By:      /s/ George L. Karpinski
                                   -----------------------------------
                          Title:   Vice President
                                   -----------------------------------


                          FOAMEX CARPET CUSHION LLC, a Debtor and
                          Debtor-in-Possession


                          By:      /s/ George L. Karpinski
                                   -----------------------------------
                          Title:   Vice President
                                   -----------------------------------


                          "ADMINISTRATIVE AGENT"

                          SILVER POINT FINANCE, LLC, as the
                          Administrative Agent

                          By:      /s/ Richard Petrilli
                                   -----------------------------------
                          Title:   Authorized Signatory
                                   -----------------------------------


                          "LENDERS"


                          SPF CDO I, LLC


                          By:      /s/ Richard Petrilli
                                   -----------------------------------
                          Title:   Authorized Signatory


                          FIELD POINT I, LTD.


                          By:      /s/ Richard Petrilli
                                   -----------------------------------
                          Title:   Authorized Signatory

                          FIELD POINT II, LTD.


                          By:      /s/ Richard Petrilli
                                   -----------------------------------
                          Title:   Authorized Signatory


                          FIELD POINT III, LTD.


                          By:      /s/ Richard Petrilli
                                   -----------------------------------
                          Title:   Authorized Signatory


                          FIELD POINT IV, LTD.


                          By:      /s/ Richard Petrilli
                                   -----------------------------------
                          Title:   Authorized Signatory



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